Exhibit 10.2

AMENDMENT AGREEMENT
To the Merger Agreement made as of the 3rd day of September 2002

THIS AMENDMENT AGREEMENT is made as of the 7th day of November, 2002

AMONG:

BOUNDLESS VISION INCORPORATED, a body corporate formed pursuant to the laws of the State of Nevada and having an office for business located at 9300 Wilshire Boulevard, Suite 300 Beverly Hills, California 90212

(“Boundless”)

AND:	SURGE ACQUISITION CORP., a body corporate formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of Boundless. (the "Acquirer")

AND:

SURGE TECHNOLOGIES INC., a body corporate formed pursuant to the laws of the Province of Alberta, Canada and having an office for business located at #14, 700-58th Avenue S.E., Calgary, AB, T2H 2E2

("SURGE")

AND:	GORDON MCPHEDRAN, 37 Redwood Meadows Dr., Redwood Meadows, AB, T3T 1A3 (“McPhedran”)

AND:	JACK BARBIER, 50 McKenzie Lake Manor SE, Calgary, AB, T2Z 1Y1 (“Barbier”)

AND:	DALE OLMSTEAD, P.O. Box 509, Carbon, AB, T0M 0L0 (“Olmstead”)

AND:	HARJ MANHAS, 120 Inglewood Cove SE, Calgary, AB, T2G 5K3 (“Manhas”)

AND:	SECURA INVESTMENTS INC. #8 2180 Pegasus Way SE, Calgary, AB., T2E 8M5 (“Secura”)

(“McPhedran, Barbier, Olmstead, Manhas and Secura are hereinafter referred to as the “SURGE Shareholders”)

WHEREAS:

A.    Boundless, Acquirer, SURGE and the SURGE Shareholders (the “Parties”) entered into a Merger Agreement made as of September 3, 2002, whereby Acquirer and SURGE would merge and continue as one entity pursuant to the laws of Nevada.

B.    The Parties wish to amend the Merger Agreement whereby Acquirer would instead acquire all of the issued and outstanding shares in the capital of SURGE from the SURGE Shareholders such that the transaction would constitute a share exchange pursuant to the laws of Nevada (the “Share Exchange”). In connection with the Share Exchange the SURGE Shareholders will receive shares of Boundless in consideration for their shares of SURGE; and

C.    It is intended that the Share Exchange shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AMENDMENT AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.
The Merger Agreement is hereby amended such that all references therein to Merger, Plan of Merger (including its variant “plan of merger”), and Certificate of Merger shall instead refer to and mean Share Exchange, Plan of Share Exchange, and Certificate of Share Exchange respectively.

2.
The Merger Agreement is hereby amended such that all references to Closing, and all Closing deliveries described in Article 9 thereof, as amended hereby, will refer to the Closing of the Share Exchange, and Closing deliveries pursuant to the Share Exchange.

3.	Subsection 1.1 (x) of Article 1 to the Merger Agreement is hereby deleted.

4.	Section 2.1 of Article 2 to the Merger Agreement is hereby deleted and replaced with the following:

The Share Exchange

2.1
On Closing, Boundless will issue the Acquisition Shares to the holders of the SURGE Shares in accordance with the SURGE Conversion Ratios set out in Schedule “S”, and the holders of the SURGE Shares will transfer all right and title to the SURGE Shares held by them to the Acquirer. The SURGE Shareholders agree on Closing to tender, sell and transfer all title and ownership in and to their SURGE Shares, free and clear of all encumbrances, liens or claims, to Acquirer, and Acquirer agrees to take-up and purchase all SURGE Shares tendered. SURGE and the SURGE Shareholders agree to use best efforts to obtain the agreement of all holders of the SURGE Shares to tender their SURGE Shares to Acquirer on Closing. The Share Exchange will be on a voluntary basis by the holders of the SURGE Shares, other than the Surge Shareholders. Any SURGE Shares not tendered to the Acquirer on Closing may, at the option of Surge, be subject to compulsory acquisition in accordance with the laws of Alberta.

5.	Section 2.2 of Article 2 to the Merger Agreement is hereby deleted and replaced with the following:

Effect of the Share Exchange

	2.2	Upon Closing, and at the Effective Time of the Share Exchange in accordance with section 190 of Chapter 92A of the Nevada Revised Statutes, SURGE will become a wholly owned subsidiary of Acquirer. Each of Acquirer and SURGE will continue in existence as separate entities under the laws of their respective jurisdictions of incorporation or organization.

6.	Section 2.3 of Article 2 to the Merger Agreement is hereby deleted.

7.	Section 2.4 of Article 2 to the Merger Agreement is hereby deleted.

8.	Subsection 3.1(aa) to the Merger Agreement is hereby amended by replacing the words “Surviving Company” with “Boundless”.

9.	The second full sentence, commencing “The SURGE Shareholders…” contained in Subsection 5.1(e) to the Merger Agreement is hereby deleted.

10.	Subsection 6.1(e) of the Merger Agreement is hereby deleted and replaced with the following:

(e)
Reporting and Internal Controls. From and after the Effective Time, the SURGE Shareholders shall forthwith take all required actions to implement internal controls on the business of Boundless to ensure that Boundless complies with Section 13b(2) of the Securities and Exchange Act of 1934;

11.	Section 12.7 to the Merger Agreement is hereby amended to include any amendment signed by all of the Parties to the Merger Agreement as part of the entire agreement.

12.
Except as specifically modified or deleted by this Amendment Agreement, all terms, agreements and conditions in the Merger Agreement remain in full force and effect, and where such terms, agreements and conditions are modified by this Amendment Agreement, they shall have the meaning and effect intended hereby.

13.
This Amendment Agreement was prepared by the law firm of Morton & Company, legal counsel for SURGE only. No legal advice has been provided to any other party in connection herewith and all other parties should obtain independent legal and tax advice prior to signing.

14.
This Amendment Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same agreement. Delivery of executed copies of this Amendment Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

IN WITNESS WHEREOF the parties have executed this Amendment Agreement effective as of the day and year first above written.

BOUNDLESS VISION, INC.

By: /s/ Peter Sanders
Witness	Peter V. Sanders, President

Name

Address

SURGE ACQUISITION CORP.

By: /s/ Peter Sanders
Witness	Peter V. Sanders, President

Name

Address

SURGE TECHNOLOGIES INC.

By: /s/ Gordon McPhedran
Gordon McPhedran, President & CEO
Witness

Name

Address

/s/ Jack Barbier
JACK BARBIER
Witness

Name

Address

/s/ Dale Olmstead
DALE OLMSTEAD
Witness

Name

Address

/s/ Harj Manhas
HARJ MANHAS
Witness

Name

Address

/s/ Secura Investments Inc.
SECURA INVESTMENTS INC.
Witness

Name

Address